Exhibit 10.1

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Amendment”) is dated September 9, 2022, for reference purposes only, and is entered into by and between Embarcadero Joint Venture, a California general partnership (“Lessor”) and D-Wave Commercial Inc., a Delaware corporation (“Lessee”) with reference to the following facts and objectives:

RECITALS

A.    Lessor and Lessee’s predecessor entered into that certain Lease dated January 15, 2013, as amended by that certain First Amendment to Lease dated January 29, 2018 by and between Lessor and Lessee (collectively “Lease”) for premises commonly known as 2650 East Bayshore Road, Palo Alto, California (“Premises”);

B.    The current Term of the Lease expires on June 30, 2023; and

C.    The parties have agreed to extend the Term of the Lease through June 30, 2024, as well as amend certain other provisions of the Lease all as set forth below.

NOW, THEREFORE, the parties agree as follows:

1.    Recitals. Lessor and Lessee agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2.    Term Extension. The Term of the Lease is hereby extended through and including June 30, 2024 (the “Extended Term”).

3.    Base Rent. The monthly Base Rent under the Lease through June 30, 2023 shall be as set forth in the Lease. The monthly Base Rent under the Lease for the period of July 1, 2023 through and including June 30, 2024 shall be $19,200.00 per month.

4.    Condition of Premises. Lessee acknowledges and agrees (i) Lessee is familiar with the condition of the Premises, (ii) Lessee accepts the Premises in their existing condition “AS IS”, and (iii) Lessor shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises.

5.    Option to Extend. Lessee is granted an option to extend the Term of the Lease pursuant to the terms of Addendum A attached hereto (“Extension Option”). Lessee acknowledges and agrees that, except for the Extension Option, there are no options to further extend or renew the term of the Lease, to expand the Premises, or to purchase all or any part of the property of Lessor, and any such options are hereby terminated.

6.    Brokers. Lessee warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment whose commission shall be payable by Lessor. If Lessee has dealt with any person, real estate broker or agent with respect to this Amendment, Lessee shall be solely responsible for the payment of any fee due to said person or firm, and Lessee shall indemnify, defend and hold Lessor free and harmless against any claims, judgments, damages, costs, expenses, and liabilities with respect thereto, including attorneys’ fees and costs.

7.    Ratification of Lease. Lessee acknowledges that the Lease is in full force and effect, there are currently no defaults nor claims existing under the Lease, and there are no amendments or addenda to the Lease Agreement other than those set forth herein.

8.    Effect of Amendment. Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

9.    Definitions. Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meanings assigned to such terms in the Lease.

10.    Authority. Subject to the assignment and subletting provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.

11.    Miscellaneous.

a.    Counterparts and Electronic Signatures: This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed and each counterpart shall be deemed to be an original and all counterparts taken together shall be one and the same Amendment. This Amendment may be signed by faxed, e-mailed or other electronic signatures (e.g., DocuSign) and faxed, e-mail, or such other electronic signatures hereon shall be deemed originals for all purposes.

b.    Incorporation. This Amendment is incorporated into the Lease by reference and all terms and conditions of the Lease (except as expressly modified herein) are incorporated into this Amendment by reference.

c.    Neutral Interpretation. This Amendment shall be interpreted neutrally between the parties regardless of which party drafted or caused to be drafted this Agreement.

d.    Integration. This Amendment and the Lease comprises the entire agreement between the parties.

e.    Consent to the Removal of Personal Property. The Lessor agrees to negotiate in good faith with respect to any commercially reasonable documents or agreements that are required by the Lessee’s lender at any time and from time to time, including, but not limited to, a consent to removal of personal property from the Premises, where such personal property serves as collateral for the Lessee’s obligations under a loan agreement with the lender. Lessee agrees that Lessee shall reimburse Lessor, within ten (10) days following Lessor’s delivery to Lessee of an invoice for the same, for Lessor’s reasonable attorney’s fees incurred in connection with any such review and negotiation of any documents requested by Lessee’s lender.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

LESSOR:

Embarcadero Joint Venture,
a California general partnership

By:	Handley Management Corporation
Its:	Managing General Partner

	By:	/s/ Jacob Foraker
Jacob Foraker
	Its:	President

Date:	14-Sep-2022 | 5:28 PM PDT

LESSEE:

D-Wave Commercial Inc.,
a Delaware corporation

By:	/s/ John Markovich
Print:	John Markovich
Its:	CFO
Dated:	19-Sep-2022 | 1:18 PM PDT

ACKNOWLEDGEMENT BY GUARANTOR

Guarantor, D-Wave Systems Inc., a Canadian corporation, hereby acknowledges the foregoing amendment and acknowledges and agrees that Guarantor’s obligations under the Guaranty continue in full force and effect to Lessee’s obligations under the Lease as amended by the foregoing Third Amendment.

D-Wave Systems Inc., a Canadian corporation

By:	/s/ John Markovich
Its:	CFO
Dated:	19-Sep-2022 | 1:18 PM PDT

Addendum A

Option to Extend the Lease Term

This Addendum A (the “Addendum”) is incorporated as a part of that certain Second Amendment to Lease Agreement dated September 9, 2022 (the “Amendment”), by and between Embarcadero Joint Venture, a California general partnership (“Lessor”) and D-Wave Commercial Inc., a Canadian corporation (“Lessee”). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Amendment.

1.    Grant of Extension Option. Subject to the provisions, limitations and conditions set forth in Paragraph 5 below, Lessee shall have an Option (“Option”) to extend the term of the Lease, as modified in the Amendment, for one (1) year (the “Extended Term”).

2.    Lessee’s Option Notice. Lessee shall have the right to deliver written notice to Lessor of its intent to exercise this Option (the “Option Notice”). If Lessor does not receive the Option Notice from Lessee on a date which is neither more than one hundred eighty (180) days nor less than one hundred twenty (120) days prior to the end of the term of the Lease, all rights under this Option shall automatically terminate and shall be of no further force or effect. Upon the proper exercise of this Option, subject to the provisions, limitations and conditions set forth in Paragraph 5 below, the initial term of the Lease shall be extended for the Extended Term.

3.    Base Monthly Rent for the Extended Term. The Base Monthly Rent for the Extended Term shall be $19,776.00 per month.

4.    Condition of Premises and Brokerage Commissions for the Extended Term. If Lessee timely and properly exercises this Option, in strict accordance with the terms contained herein: (1) Lessee shall accept the Premises in its then “As-Is” condition and, accordingly, Lessor shall not be required to perform any additional improvements to the Premises; and (2) Lessee hereby agrees that it will be solely responsible for any and all brokerage commissions and finder’s fees payable to any broker now or hereafter procured or hired by Lessee or who otherwise claims a commission based on any act or statement of Lessee (“Lessee’s Broker”) in connection with the Option. Lessee hereby further agrees that Lessor shall in no event or circumstance be responsible for the payment of any such commissions and fees to Lessee’s Broker, and Lessee shall indemnify, defend and hold Lessor free and harmless against any liability, claim, judgment, or damages with respect thereto, including attorneys’ fees and costs.

5.    Limitations On, and Conditions To, Extension Option. This Option is personal to Lessee and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease. At Lessor’s option, all rights of Lessee under this Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Lessee has been in default at any time during the initial term of the Lease, or is in default of any provision of the Lease on the date Lessor receives the Option Notice; and/or (2) Lessee has assigned its rights and obligations under all or part of the Lease or Lessee has subleased all or part of the Premises; and/or (3) Lessee has failed to exercise properly this Option in a timely manner in strict accordance with the provisions of this Addendum; and/or (4) Lessee no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease.

6.    Time is of the Essence. Time is of the essence with respect to each and every time period described in this Addendum.

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